UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2016

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5501 Headquarters Drive
Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 1, 2016, Rent-A-Center, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”), with JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto, to the Credit Agreement, dated as of March 19, 2014 (as amended, the “Credit Agreement”) between the Company, the several lenders from time to time parties to the Credit Agreement, Bank of America, N.A., BBVA Compass Bank, Wells Fargo Bank, National Association and SunTrust Bank, as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent.

The First Amendment permits the Company to make Restricted Payments (as such term is defined in the Credit Agreement) with respect to repurchases of and dividends upon the Company’s capital stock and repurchases of the Company’s senior unsecured notes, in an aggregate amount during any fiscal year not to exceed $20,000,000, if after giving pro forma effect thereto the Consolidated Senior Leverage Ratio (as such term is defined in the Credit Agreement) is greater than 2.50:1.00 and less than or equal to 3.75:1.00. The First Amendment still retains the requirement that the Company maintain an overall Consolidated Senior Leverage Ratio below 4.25:1.00 through the quarter ended September 30, 2016, and below 4.00:1.00 thereafter.

The description of the First Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    List of Exhibits

Exhibit No.	Description
10.1	First Amendment to the Credit Agreement, dated February 1, 2016, between the Company, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: February 1, 2016

	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel
and Secretary

EXHIBIT INDEX

10.1	First Amendment to the Credit Agreement, dated February 1, 2016, between the Company, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto.